Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-269945 on Form F-10 and to the use of our reports dated March 27, 2024, relating to the financial statements of BRP Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 40-F for the year ended January 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants

Montréal, Canada

March 28, 2024